UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2020

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25651 Atlantic Ocean Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Reliance on SEC Relief from Filing Requirements

STAAR Surgical Company (the “Company, “us”, “our” and “we”) is filing this Current Report on Form 8-K pursuant to the order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (Release No. 34-88465) (the “SEC Order”). The SEC Order provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) pandemic.

The Company, relying on the SEC Order, will delay the filing of the Part III information to be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended January 3, 2020 (the “2019 Form 10-K”) due to circumstances related to COVID-19. In particular, due to health concerns related to the COVID-19 pandemic, we have decided to delay our 2020 Annual Meeting to increase the likelihood that we can conduct our 2020 Annual Meeting in person.  Without such a delay, it may not be possible for us to conduct our 2020 Annual Meeting in person.  Moreover, the COVID-19 pandemic has caused the Company’s business offices in Lake Forest and Monrovia, California to close due to a stay at home order in place for California residents deemed non-essential workers and as such a substantial number of our employees are working remotely. As a result, we expect to file our proxy statement for the 2020 Annual Meeting, which will include the Part III information to be incorporated by reference into the 2019 Form 10-K, more than 120 days after the end of the fiscal year covered by the 2019 Form 10-K.

The Company expects to conduct its 2020 Annual Meeting in person employing public health recommended social distancing directives on or about July 30, 2020 and file the Part III information as part of its proxy statement on or about June 8, 2020.

Business Update

The effects of the rapidly-evolving COVID-19 pandemic continue to adversely impact prospective Ophthalmic refractive elective procedures in many parts of the world affecting ophthalmic patients, our customers and us. Supplementing the disclosures in our Current Report on Form 8-K filed on April 13, 2020 regarding COVID-19, we resumed production on April 27, 2020 and continue to anticipate achieving full production during the second quarter of 2020. We expect business slowdowns to continue in various global geographies, such as parts of Europe and the United States, as governments and other organizations impose or recommend, and businesses and individuals implement, restrictions on various activities or other actions to combat this pandemic’s spread. We also expect business to resume in various global geographies as pandemic concerns subside, such as the current experience in China and the nascent experience in Germany.

COVID-19 Pandemic Risk Factor

In light of the ongoing COVID-19 pandemic, the Company will be including the updated risk factor set forth below in the Quarterly Report on Form 10-Q for the three months ended April 3, 2020, which we expect to file on or about May 6, 2020.  This risk factor supplements and should be read in conjunction with the risk factors described in the 2019 Form 10-K.

As discussed below, the impact of the COVID-19 pandemic and the measures implemented by governmental authorities and other third parties in response to the pandemic remains uncertain. To the extent the pandemic adversely affects our business, financial condition and results of operations, it may also have the effect of amplifying many of the risk factors included in Part 1, Item 1A, Risk Factors of the 2019 Form 10-K.

Public health crises, political crises, and other catastrophic events or other events outside of our control may impact our business.

In 2019, we generated approximately 95% of our total sales outside the U.S. A natural disaster (such as tsunami, power shortage, or flood), public health crisis (such as a pandemic or epidemic), political crisis (such as terrorism, war, political instability or other conflict), or other events outside of our control that may occur anywhere around the world, may adversely impact our business and operating results. Moreover, these types of events could negatively impact surgeon or patient spending in the impacted region(s) or depending upon the severity, globally, which could adversely impact our operating results. For example, in December 2019, COVID-19 was reported in Wuhan, China, resulting in temporary hospital and clinic closures and a decrease in consumer traffic in China, our largest single market. Thereafter, COVID-19 spread globally becoming a pandemic, resulting in governmental authorities and other third parties implementing or recommending a number of measures to contain the spread of COVID-19, including travel restrictions, shelter-in-place orders and business limitations and shutdowns. The impact of COVID-19 and these measures implemented or recommended by governmental authorities and other third parties have had a significant impact on many businesses, including ours. We suspended most of our production on March 17, 2020 with the exception of continuation of critical late-staged processes. Moreover, our revenues have been adversely impacted, as customers in China were not able to carry out procedures during the month of February and we experienced a substantial slowdown in sales beginning March 20 in geographies characterized as “hot spots” for the COVID-19 virus, including parts of Europe and North America. In certain of these markets, sales have paused as elective surgeries are discouraged to support COVID-19 related needs. We expect this decrease in sales in certain geographies, such as parts of Europe and North America, to continue through the second quarter of 2020 and possibly beyond as different geographies resume business activities on differing timelines. We cannot predict when different governments will permit businesses in their jurisdictions to return to business or when consumers will resume scheduling procedures. We also cannot predict COVID-19’s impact on the overall economy of various markets, including the existence or extent of a possible recession. Thus, at this point, the extent to which the coronavirus may impact delayed medical procedures and delayed lens orders, and the related impact on our full year 2020 results is uncertain; however, it could have a material adverse impact on our results of operations, cash flows and financial condition. We monitor such events and take actions that we deem reasonable given the circumstances. In the future other types of crises, may create an environment of business uncertainty around the world, which may hinder sales and/or supplies of our products nationally and internationally.

The extent to which the pandemic impacts our business, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous evolving factors that are uncertain and cannot be predicted, including the following: the duration and scope of the pandemic; the impact it has on global and regional economies and economic activity, including the duration and magnitude of its impact on consumer spending; how quickly and to what extent more customary economic and operating conditions can resume; its impact on our customers’ facilities; levels of consumer confidence; whether our COVID-19 preventative measures such as remote working arrangements, changes to manufacturing work areas, such as adherence to social distancing guidelines, and other workforce changes will impact operational efficiency or inventory levels; the impact on regulatory agencies, including the review and approval process; the impact on clinical studies; the ability of our customers to successfully navigate the impacts of the pandemic such as resuming activities and growing patient interest in our lenses; actions governments, businesses and individuals take in response to the pandemic; and potential employee illness and its impact on our operations.

Safe Harbor

All statements in this report that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, plans, strategies, and objectives of management for 2020 or prospects for achieving such plans, expectations for sales, revenue, or earnings, the expected impact of the COVID-19 pandemic and related public health measures (including but not limited to their impact on sales, operations or clinical trials globally), and any statements of assumptions underlying any of the foregoing. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to the COVID-19 pandemic and related public health measures, as well as the factors set forth in the 2019 Form 10-K under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this report and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

May 1, 2020	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer